As filed with the Securities and Exchange Commission on January 28, 2022

Registration No. 333- __________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Leap Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	27-4412575
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

47 Thorndike Street

Suite B1-1

Cambridge, MA 02141

Telephone: (617) 714-0360

(Address of principal executive offices) (Zip Code)

Leap Therapeutics, Inc. 2016 Equity Incentive Plan

(Full title of the Plan)

Douglas E. Onsi

Chief Executive Officer and President

Leap Therapeutics, Inc.

47 Thorndike Street, Suite B1-1

Cambridge, MA 02141

(Name and address of agent for service)

(617) 714-0360

(Telephone number, including area code, of agent for service)

Copy to:

Julio E. Vega, Esq.

Morgan, Lewis & Bockius LLP

One Federal Street

Boston, MA 02110

(617) 951-8000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock (par value $0.001 per share)	3,532,738 (3)	$1.98	$6,994,821.24	$648.42

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Leap Therapeutics, Inc. 2016 Equity Incentive Plan (the “2016 EIP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.

(2)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Market on January 26, 2022.

(3)	Represents the aggregate number of shares of Common Stock that were automatically added on January 1, 2022 to the shares authorized for issuance under the 2016 EIP pursuant to an “evergreen” provision contained in the 2016 EIP. Pursuant to such provision, on January 1 of each calendar year, the number of shares authorized for issuance under the 2016 EIP is automatically increased by a number equal to (a) 4% of the outstanding Common Stock of the Registrant as of the end of the immediately preceding calendar year; or (b) such lesser number of shares of Common Stock as is determined by the Registrant’s compensation committee in the applicable year.

INCORPORATION OF DOCUMENTS BY REFERENCE

This Registration Statement on Form S-8, relating to the Leap Therapeutics, Inc. 2016 Equity Incentive Plan, is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Pursuant to General Instruction E to Form S-8, except as otherwise set forth below, this Registration Statement incorporates by reference the contents of the following Registration Statements on Form S-8 previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”):

•	Registration Statement on Form S-8, File No. 333-215787, filed on January 27, 2017;

•	Registration Statement on Form S-8, File No. 333-223707, filed on March 16, 2018;

•	Registration Statement on Form S-8, File No. 333-232066, filed on June 11, 2019;

•	Registration Statement on Form S-8, File No. 333-237295, filed on March 20, 2020; and

•	Registration Statement on Form S-8, File No. 333-254360, filed on March 16, 2021.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number	Exhibit

4.1	Fourth Amended and Restated Certificate of Incorporation of Leap Therapeutics, Inc. (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K as filed on September 10, 2020).
4.2	Amended and Restated By-laws of Leap Therapeutics, Inc. (incorporated by reference to Exhibit 3.4 to the Registrant's registration statement on Form S-4 as filed on September 26, 2016 and attached as Annex D to the prospectus which forms part of such registration statement).
4.3	Form of Common Stock Certificate of the Registrant (filed as Exhibit 4.1 to Amendment No. 2 to the Registrant’s registration statement on Form S-4 as filed on November 16, 2016).
5.1	Opinion of Morgan, Lewis & Bockius LLP.
23.1	Consent of EisnerAmper LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included on the signature page of this Form S-8).
99.1	Leap Therapeutics, Inc. 2016 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 of the registration statement on Form S-8 filed with the Commission on January 27, 2017).
99.2	First Amendment to the 2016 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 of the registration statement on Form S-8 filed with the Commission on June 11, 2019).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cambridge, Commonwealth of Massachusetts on January 28, 2022.

LEAP THERAPEUTICS, INC.

By:	/s/ Douglas E. Onsi
Name:	Douglas E. Onsi
Title:	Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Christopher Mirabelli and Douglas Onsi, and each of them, as his true and lawful attorney-in-fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Douglas E. Onsi	Chief Executive Officer, President, Chief Financial Officer and Director (Principal Executive Officer and Principal Financial and Accounting Officer)	January 28, 2022
Douglas E. Onsi

/s/ Monica Bertagnolli	Director	January 28, 2022
Monica Bertagnolli, M.D.

/s/ James Cavanaugh	Director	January 28, 2022
James Cavanaugh, Ph.D.

/s/ Thomas Dietz	Director	January 28, 2022
Thomas Dietz, Ph.D.

/s/ William Li	Director	January 28, 2022
William Li, M.D.

/s/ Joseph Loscalzo	Director	January 28, 2022
Joseph Loscalzo, M.D., Ph.D.

/s/ Nissim Mashiach	Director	January 28, 2022
Nissim Mashiach

/s/ Christopher K. Mirabelli	Director	January 28, 2022
Christopher K. Mirabelli, Ph.D.